Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Youdao, Inc. of our report dated July 11, 2019 relating to the financial statements, which appears in Youdao, Inc.’s Amendment No. 2 to the Registration Statement on Form F-1 (File No. 333-234009).

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP
Beijing, the People’s Republic of China

December 23, 2019